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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan, of our report dated March 30, 1999, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                     Ernst & Young LLP


Dallas, Texas
June 29, 1999